Exhibit 99B(11)

[DECHERT LLP LETTERHEAD]

May 6, 2010

Board of Directors

ING Partners, Inc.

7337 East Doubletree Ranch Road
Scottsdale, Arizona 85258-2034

Re:          ING Partners, Inc., on behalf of ING Fidelity® VIP Contrafund Portfolio Ladies and Gentlemen:

We have acted as counsel to ING Partners, Inc., a Maryland corporation (the “Company”), and we have a general familiarity with the Company’s business operations, practices and procedures.  You have asked for our opinion regarding the issuance of shares of beneficial interest by the Company in connection with the acquisition by ING Fidelity® VIP Contrafund Portfolio of the assets of ING Fidelity® VIP Growth Portfolio, each a separate series of the Company, which are being registered on a Form N-14 Registration Statement (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission.

We have examined originals or certified copies, or copies otherwise identified to our satisfaction as being true copies, of various corporate records of the Company and such other instruments, documents and records as we have deemed necessary in order to render this opinion.  We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

On the basis of, and subject to, the foregoing, it is our opinion that the shares of beneficial interest of the Company being registered under the Securities Act of 1933, as amended, in the Registration Statement have been duly authorized and will be duly and validly issued, fully paid and non-assessable when issued in connection with the transfer of the assets of ING Fidelity® VIP Growth Portfolio pursuant to the terms of the Agreement and Plan of Reorganization, a form of which is included in the Registration Statement.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to all references to our firm therein. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act, and the rules and regulations thereunder.

Very truly yours,

/s/ Dechert LLP